U N I T E D S T A T E S S E C U R I T I E S A N D E X C H A N G E C O M M I S S I O N
Washington, DC 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 11, 2008
(November 20, 2008)

CHARMED HOMES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53285
(State or other jurisdiction	(Commission
of incorporation)	File Number)

60 Mt. Kidd Point SE, Calgary, Alberta, Canada T2Z 3C5
(Address of principal executive offices) (Zip Code)

(403) 831-2202
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On November 20, 2008, the Board of Directors of Charmed Homes Inc., a Nevada corporation (the "Company"), adopted an Amendment to the Company's By-Laws, which was effective immediately. The Board of Directors amended and restated Article III of the By-Laws to permit the taking of corporate actions by written consent of shareholders holding not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Nevada Revised Statutes §78.320 permits the taking of corporate actions by the shareholders in this manner. Prior to the amendment, actions could only be taken by written consent if signed by all shareholders entitled to vote on the matter. The Amendment to the By-Laws is filed as Exhibit 3.3 to this Current Report on Form 8-K.

ITEM 9.01     Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

3.3	Amendment to By-Laws of the Company dated November 20, 2008

SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Dated: December 11, 2008

Charmed Homes Inc., a Nevada corporation

By:   IAN QUINN
         Ian Quinn, President